                                                                    EXHIBIT 99.1

Media Contact:     Duane L. Sinn, 419-783-8822, sinnd.rfc@rurban.net
Investor Contact:  Valda Colbart, 419-784-2759, rfcinv@rurban.net

                 RURBAN FINANCIAL CORP. REPORTS FISCAL YEAR AND
                          FOURTH QUARTER 2005 EARNINGS

DEFIANCE, Ohio, January 23, 2006 - - Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service banking, investment management, trust services and bank data processing, today reported fiscal year and fourth quarter 2005 earnings. Highlights of the year include:

    o FY 2005 net income of $673,000, or $0.15 per diluted share, compared with earnings of $2.7 million, or $0.60 per diluted share, for the prior year.

    o Fourth quarter 2005 net loss of $344,000 compared with net income of $715,000 for the fourth quarter of 2004. On a diluted per share basis, the loss was $0.08 for the current quarter compared with $0.16 for the prior-year quarter. The major component of this loss was previously announced and is explained below.

    o    Release from the Written Regulatory Agreement on February 17, 2005.

    o Resumption of payment of a $0.05 per share quarterly cash dividend, declared in first quarter of 2005.

    o The acquisition of two branches located in Lima, Ohio, which became part of The State Bank and Trust Company with $61.9 million in deposits and $5.4 million in loans, from Liberty Savings Bank. The transaction closed June 17, 2005.

    o The acquisition of Exchange Bancshares with five branches in suburban Toledo, Ohio, was announced on April 13, 2005, and completed on December 31, 2005. Exchange Bank now operates as a separate subsidiary of Rurban with total assets of $84.6 million. The assets and liabilities for Exchange Bank are included in Rurban's consolidated financial statement as of December 31, 2005, but there is no profit or loss impact or discussion due to the year-end closing of this acquisition.

    o Continuing improvement in asset quality. The fourth quarter sale of approximately $8.4 million of troubled loans held in Rurban's workout loan subsidiary, RFCBC, Inc., resulted in write downs and a pre-tax loss of $1.45 million (including expenses incurred with the sale). Including additional adjustments taken to reserves, the net after-tax impact was a loss of $745,000 taken in the fourth quarter of 2005. These fourth quarter transactions were previously disclosed.

    o Continuing improvement in the revenue stream of RDSI, the data processing subsidiary; data service fees generated by RDSI in 2005 were $11.8 million, up $1.4 million or 13 percent over 2004.

Kenneth A. Joyce, President and Chief Executive Officer, commented, "2005 has been a challenging and defining period for our Company. The release of the Written Agreement in February 2005 signaled the end of our three-year retrenchment phase. We were able to begin our transition toward growth and greater profitability, and implement the expansion strategy that is taking Rurban into new markets and products. The acquisition of two branches in Allen County and the five offices of Exchange Bank in Wood and Lucas County, expanded our community banking base, and placed experienced leadership into these higher-growth, higher-potential markets. We ended 2005 with a 28 percent increase in asset size and these acquisitions have been the primary driver of that growth; they should also provide us with significant opportunities to build our revenue base in the coming years. While we are impatient with the negative impact these expansion initiatives had on our 2005 earnings, we believe we are entering a new phase in our corporate life that is based on performance and growth."

Mr. Joyce continued, "We have worked diligently over the past three years to improve asset quality. We believe we took the final significant steps in the fourth quarter when we sold an $8.4 million portfolio of troubled loans and took additional reserves against the remaining loans to minimize any future impact on profitability. We also believe that going forward, professional fees associated with our asset quality turnaround efforts will be sharply reduced and no longer a drain on earnings. We are entering 2006 comfortable with the belief that we have addressed the credit issues of the past few years, and are positioned to move ahead."

Earnings:  (Three months ended)              Dec. 2005      Sept. 2005     Dec. 2004
-------------------------------              ---------      ----------     ---------
                                           (Dollars in thousands except per share data)
Diluted EPS                                  $   (0.08)     $    0.11      $    0.16
Net interest income                              3,147          2,982          3,029
Provision (credit) for loan losses                 613           (382)          (529)
Non-interest income                              4,256          4,386          4,193
Non-interest expense                             7,412          7,010          6,560
Net income (loss)                                 (344)           492            715

Total revenue, consisting of net interest income plus non-interest income, was $29.5 million for the fiscal year 2005, and $28.8 million for the prior year. Net interest income in both periods was $12.1 million; the $7.6 million increase in average earning assets, from $381.0 million in 2004 to $388.6 million in 2005, offset the 5 basis point decline in net interest margin for those years, from 3.19 percent in 2004, to 3.14 percent for the current year. The margin decline was attributable to several factors: the flattening of the yield curve, the growth of our investment portfolio relative to our mix of earning assets, and the higher cost of funds acquired in the Lima acquisition as its thrift-like deposit base has a higher concentration of CDs. These factors were partially offset by the improvement in non-performing assets over the course of the year.

Non-interest income was $17.5 million for fiscal 2005 compared with $16.7 million for the prior year, up 4.7 percent. Excluding the 2005 loss of $499,000 from the sale of previously disclosed problem loans, recurring non-interest income was $18.0 million up $1.3 million, or 7.7 percent. Mr. Joyce noted, "RDSI, Rurban's data servicing business, was the primary contributor to revenue growth this past year. RDSI added ten new banks to its roster in 2005 for data processing services, and eleven additional banks were contracted for its item processing business line."

For the fourth quarter of 2005, total revenue was $7.4 million, up 1.5 percent from the prior year quarter. Net interest income for the current quarter rose
3.9 percent to $3.1 million, as a result of a 9.1 percent increase in average earnings assets and a six basis point decrease in the net interest margin to
3.18 percent for previously discussed reasons. Mr. Joyce noted, "The sale of non-performing assets in the fourth quarter has already made a positive impact on Rurban's fourth quarter net interest margin which increased eight basis points from the third quarter. In addition, there was significant improvement in several credits allowing the Company to take these improved credits off non-accrual. Excluding the non-recurring loss of $499,000 reported in fourth quarter 2005, non-interest income was $4.8 million, up 13.4 percent from 2004. Data service fees, the largest component of the increase in non-interest income, increased 13.8 percent to $3.2 million."

For FY 2005, non-interest expense was $28.2 million compared with $25.3 million for FY 2004, an increase of $2.9 million or 11.3 percent. On-going banking related operating expenses were well-controlled, however, Rurban incurred higher expenses than anticipated from several expansion initiatives. These initiatives included an increase in expenses of $1.3 million at RDSI for its organic growth, non-reoccurring 2004 tax credits, and attention to disaster recovery, facilities, and resource upgrades. In addition, there were operating expenses of $1.0 million related to the acquisition of the two Lima branches, non-reoccurring acquisition expenses totaling approximately $210,000 and an expense of $95,000 for the recent branch expansion and optimization study. Also impacting the current-year period was an increase in professional fees of $478,000 from loan workout efforts and fees associated with the sale of problem loans. Together, these items added approximately $3.1 million to pre-tax expenses. For the current quarter, non-interest expense was $7.4 million compared with $6.6 million for year-earlier quarter, an increase of 13.0 percent as a result of the issues mentioned above.

Credit Quality                              Dec. 2005      Sept. 2005     Dec. 2004
--------------                              ---------      ----------     ---------
                                                     (dollars in thousands)
Net charge-offs/(Recoveries)                $   1,638      $      14      $     (60)
Net charge-offs/Avg. loans                       2.40%          0.02%         (0.09%)
Allowance for loan loss                         4,700          4,814          4,899
Allowance for loan loss/Loans                    1.44%          1.77%          1.85%
Non-performing assets + 90 day                  8,878         15,025         15,415
NPA + 90/ Total assets                           1.67%          3.43%          3.71%
Classified assets                              17,094         20,970         30,049

"The sale of $8.4 million in problem loans significantly improved our asset quality," commented Mr. Joyce. Non-performing assets (non-performing loans, OREO & OAO) were $8.9 million at December 31, 2005, a decline of $6.5 million from twelve months ago. Year-end 2005 results include approximately $1.7 million of non-performing assets added from the consolidation of Exchange Bank at year-end; excluding these acquired non-performing assets, organic non-performing assets would be $7.2 million at year-end, a decline of $8.3 million from one year ago. Rurban reported parallel progress in the reduction of classified assets, down $13.0 million from $30.0 million a year ago; this includes $3.9 million of classified loans acquired from Exchange at year-end; therefore, the decline in organic classified assets was $16.9 million compared to last year. Non-performing assets plus 90 day delinquencies were 1.67 percent of total assets at December 31, 2005, compared with 3.43 percent in the preceding quarter, and 3.71 percent twelve months ago. These assets include a commercial real estate building that was recently under contract for sale. Negotiations were terminated and the property is back on the market. Its book value has been reevaluated, and was written down to what is believed to be its fair market value of $2.1 million. The $1.7 million in net charge-offs for 2005 were primarily related to the fourth quarter loan sale; this compares favorably to the $4.9 million in charge-offs taken in 2004. The loan loss reserve now stands at 1.44 percent of period-end loans.

Rurban continues to be very well capitalized. Stockholders' equity at December 31, 2005 totaled $54.5 million, equivalent to 10.3 percent of total assets; the total risk-based capital ratio was 19.2 percent, well in excess of the "well-capitalized" regulatory threshold. At year-end, Rurban had 4,571,317 of its 10,000,000 authorized shares outstanding. The Company plans to issue an additional 456,116 shares in the first quarter of 2006 following the distribution of shares to Exchange Bancshares shareholders; this will increase total shares to 5,027,433. "As a result of the initiatives we took this past year," Mr. Joyce concluded, "our position in Northwest Ohio has strengthened substantially. We look forward to leveraging these recent initiatives to boost our performance into 2006 and beyond."

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 18 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties Ohio. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri. Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
December 31, 2005 and 2004


                                                                 December             December
                                                                   2005                 2004
                                                              ---------------      ---------------
ASSETS
Cash and due from banks                                       $    12,650,839      $    10,617,766
Federal funds sold                                                         --                   --
                                                              ---------------      ---------------
    Cash and cash equivalents                                      12,650,839           10,617,766
Interest-earning deposits in other financial institutions             150,000              150,000
Available-for-sale securities                                     139,353,329          108,720,491
Loans held for sale                                                   224,000              112,900
Loans, net of unearned income                                     327,048,229          264,480,789
Allowance for loan losses                                          (4,699,827)          (4,899,063)
Premises and equipment, net                                        13,360,613            7,740,442
Purchased software                                                  3,902,932            4,564,474
Federal Reserve and Federal Home Loan Bank Stock                    3,607,500            2,793,000
Foreclosed assets held for sale, net                                2,309,900              720,000
Accrued interest receivable                                         3,010,355            1,984,452
Deferred income taxes                                                      --                   --
Goodwill                                                            8,917,373            2,144,304
Core deposits and other intangibles                                 3,742,333              542,978
Cash value of life insurance                                       10,443,487            9,146,816
Other assets                                                        6,521,213            6,529,397
                                                              ---------------      ---------------

       Total assets                                           $   530,542,276      $   415,348,746
                                                              ===============      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
       Demand                                                 $    52,073,751      $    37,831,810
       Savings, interest checking and money market                124,206,115           87,795,630
       Time                                                       208,558,046          153,996,874
                                                              ---------------      ---------------
          Total deposits                                          384,837,912          279,624,314
   Notes payable                                                      938,572            3,079,656
   Advances from Federal Home Loan Bank                            45,500,000           56,000,000
   Fed Funds Purchased                                              4,600,000            7,500,000
   Retail Repurchase Agreements                                     6,080,420            4,059,151
   Trust preferred securities                                      20,620,000           10,310,000
   Accrued interest payable                                         1,373,044              994,114
   Deferred income taxes                                            1,140,001              523,111
   Other liabilities                                               11,001,679            2,952,605
                                                              ---------------      ---------------

          Total liabilities                                       476,091,628          365,042,951

Shareholders' Equity
   Common stock                                                    12,568,583           11,439,255
   Additional paid-in capital                                      14,835,110           11,003,642
   Retained earnings                                               28,702,817           28,943,736
   Accumulated other comprehensive income (loss)                   (1,655,862)            (803,189)
   Treasury stock                                                          --             (277,649)
                                                              ---------------      ---------------

          Total shareholders' equity                               54,450,648           50,305,795
                                                              ---------------      ---------------

       Total liabilities and shareholders' equity             $   530,542,276      $   415,348,746
                                                              ===============      ===============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Twelve Months Ended December 31, 2005 and 2004

                                                                                Increase/(Decrease)
                                              Twelve Months     Twelve Months   -------------------
                                                   2005              2004                $
                                              -------------     -------------   -------------------
Interest income
   Loans
    Taxable                                    $ 16,593,703      $ 16,151,220      $    442,483
    Tax-exempt                                       64,609            65,711            (1,102)
   Securities
    Taxable                                       4,337,477         3,567,819           769,658
    Tax-exempt                                      265,959           164,541           101,418
   Other                                            160,240            78,549            81,691
                                               ------------      ------------      ------------
      Total interest income                      21,421,988        20,027,840         1,394,148

Interest expense
   Deposits                                       5,651,372         4,554,093         1,097,279
   Other borrowings                                 304,047           361,375           (57,328)
   Retail Repurchase Agreements                      97,966            38,971            58,995
   Federal Home Loan Bank advances                2,039,851         1,877,284           162,567
   Trust preferred securities                     1,275,168         1,118,751           156,417
                                               ------------      ------------      ------------
      Total interest expense                      9,368,404         7,950,474         1,417,930
                                               ------------      ------------      ------------

NET INTEREST INCOME                              12,053,584        12,077,366           (23,782)

   Provision for loan losses                        583,402          (399,483)         (982,885)
                                               ------------      ------------      ------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                11,470,182        12,476,849        (1,006,667)

Noninterest income
   Data service fees                             11,841,765        10,478,245         1,363,520
   Trust fees                                     3,133,550         3,042,297            91,253
   Customer service fees                          1,859,547         1,985,389          (125,842)
   Net gain (loss) on sales of loans               (436,971)           40,603          (477,574)
   Net realized gains (losses) on sales of
    available-for-sale securities                    25,300           241,008          (215,708)
   Loan servicing fees                              306,929           367,753           (60,824)
   Gain (loss) on sale of assets                    (84,123)           33,758          (117,881)
   Other income                                     825,463           501,578           323,885
                                               ------------      ------------      ------------
      Total noninterest income                   17,471,460        16,690,631           780,829

Noninterest expense
   Salaries and employee benefits                13,518,749        12,993,449           525,300
   Net occupancy expense                          1,214,169           981,700           232,469
   Equipment expense                              5,148,458         4,336,573           811,885
   Data processing fees                             411,465           371,153            40,312
   Professional fees                              2,730,337         2,252,677           477,660
   Marketing expense                                445,656           339,968           105,688
   Printing and office supplies                     524,473           423,030           101,443
   Telephone and communication                      682,807           637,528            45,279
   Postage and delivery expense                     313,379           347,494           (34,115)
   State, local and other taxes                     572,456           591,142           (18,686)
   Employee expense                                 994,735           796,556           198,179
   Other expenses                                 1,630,514         1,253,061           377,453
                                               ------------      ------------      ------------
      Total noninterest expense                  28,187,198        25,324,331         2,862,867
                                               ------------      ------------      ------------

INCOME BEFORE INCOME TAX EXPENSE                    754,444         3,843,149        (3,088,705)
   Income tax expense                                81,353         1,108,857        (1,027,504)
                                               ------------      ------------      ------------

NET INCOME                                     $    673,091      $  2,734,292      $ (2,061,201)
                                               ============      ============      ============

Earnings per common share:
   Basic                                       $       0.15      $       0.60      $      (0.45)
                                               ============      ============      ============
   Diluted                                     $       0.15      $       0.60      $      (0.45)
                                               ============      ============      ============

Average diluted shares outstanding                4,584,406         4,572,139
                                               ============      ============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Fourth Quarter Ended December 31, 2005 and 2004


                                                                                Increase/(Decrease)
                                              Fourth Quarter   Fourth Quarter   -------------------
                                                   2005            2004                 $
                                              --------------   --------------   ------------------
Interest income
   Loans
    Taxable                                    $  4,494,995      $  3,918,161      $    576,834
    Tax-exempt                                       16,382            15,203             1,179
   Securities
    Taxable                                       1,202,335           997,590           204,745
    Tax-exempt                                       99,971            44,551            55,420
   Other                                              1,634            25,489           (23,855)
                                               ------------      ------------      ------------
      Total interest income                       5,815,317         5,000,994           814,323

Interest expense
   Deposits                                       1,639,319         1,072,599           566,720
   Other borrowings                                  99,683            63,836            35,847
   Retail Repurchase Agreements                      37,638            15,824            21,814
   Federal Home Loan Bank advances                  458,799           544,532           (85,733)
   Trust preferred securities                       432,998           275,395           157,603
                                               ------------      ------------      ------------
      Total interest expense                      2,668,437         1,972,186           696,251
                                               ------------      ------------      ------------

NET INTEREST INCOME                               3,146,880         3,028,808           118,072

   Provision for loan losses                        613,402          (529,000)       (1,142,402)
                                               ------------      ------------      ------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                 2,533,478         3,557,808        (1,024,330)

Noninterest income
   Data service fees                              3,178,940         2,794,660           384,280
   Trust fees                                       782,040           739,891            42,149
   Customer service fees                            450,348           466,675           (16,327)
   Net gain (loss) on sales of loans               (483,214)           13,513          (496,727)
   Net realized gains (losses) on sales of
    available-for-sale securities                         0             4,653            (4,653)
   Loan servicing fees                               81,603            82,506              (903)
   Gain (loss) on sale of assets                    (65,188)          (34,065)          (31,123)
   Other income                                     311,750           124,891           186,859
                                               ------------      ------------      ------------
      Total noninterest income                    4,256,279         4,192,724            63,555

Noninterest expense
   Salaries and employee benefits                 3,139,135         3,362,078          (222,943)
   Net occupancy expense                            317,110           259,822            57,288
   Equipment expense                              1,316,981         1,177,866           139,115
   Data processing fees                             107,684            86,993            20,691
   Professional fees                              1,033,317           594,254           439,063
   Marketing expense                                136,731            76,524            60,207
   Printing and office supplies                     127,320            95,884            31,436
   Telephone and communication                      188,608           153,530            35,078
   Postage and delivery expense                      77,373            85,348            (7,975)
   State, local and other taxes                     192,420           182,034            10,386
   Employee expense                                 268,173           242,817            25,356
   Other expenses                                   507,067           242,742           264,325
                                               ------------      ------------      ------------
      Total noninterest expense                   7,411,919         6,559,892           852,027
                                               ------------      ------------      ------------

INCOME BEFORE INCOME TAX EXPENSE                   (622,162)        1,190,640        (1,812,802)
   Income tax expense                              (278,308)          476,055          (754,363)
                                               ------------      ------------      ------------

NET INCOME                                     $   (343,854)     $    714,585      $ (1,058,439)
                                               ============      ============      ============

Earnings per common share:
   Basic                                       $      (0.08)     $       0.16      $      (0.24)
                                               ============      ============      ============
   Diluted                                     $      (0.08)     $       0.16      $      (0.24)
                                               ============      ============      ============

Average diluted shares outstanding                4,576,275         4,562,853
                                               ============      ============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Fourth Quarter Ended December 31, 2005 and Third Quarter 2005


                                                                                 Increase/(Decrease)
                                              Fourth Quarter    Third Quarter    -------------------
                                                   2005             2005                  $
                                              --------------    -------------    -------------------
Interest income
   Loans
     Taxable                                   $  4,494,995      $  4,187,543      $    307,452
     Tax-exempt                                      16,382            17,898            (1,516)
   Securities
     Taxable                                      1,202,335         1,095,736           106,599
     Tax-exempt                                      99,971            71,790            28,181
   Other                                              1,634            56,387           (54,753)
                                               ------------      ------------      ------------
       Total interest income                      5,815,317         5,429,354           385,963

Interest expense
   Deposits                                       1,639,319         1,615,308            24,011
   Other borrowings                                  99,683            67,162            32,521
   Retail Repurchase Agreements                      37,638            23,874            13,764
   Federal Home Loan Bank advances                  458,799           440,175            18,624
   Trust preferred securities                       432,998           300,360           132,638
                                               ------------      ------------      ------------
       Total interest expense                     2,668,437         2,446,879           221,558
                                               ------------      ------------      ------------

NET INTEREST INCOME                               3,146,880         2,982,475           164,405

   Provision for loan losses                        613,402          (382,000)         (995,402)
                                               ------------      ------------      ------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                 2,533,478         3,364,475          (830,997)

Noninterest income
   Data service fees                              3,178,940         2,834,357           344,583
   Trust fees                                       782,040           767,969            14,071
   Customer service fees                            450,348           526,197           (75,849)
   Net gain (loss) on sales of loans               (483,214)           28,895          (512,109)
   Net realized gains (losses) on sales of
     available-for-sale securities                        0            34,050           (34,050)
   Loan servicing fees                               81,603            79,186             2,417
   Gain (loss) on sale of assets                    (65,188)          (36,011)          (29,177)
   Other income                                     311,750           151,328           160,422
                                               ------------      ------------      ------------
       Total noninterest income                   4,256,279         4,385,971          (129,692)

Noninterest expense
   Salaries and employee benefits                 3,179,135         3,607,270          (428,135)
   Net occupancy expense                            317,110           312,661             4,449
   Equipment expense                              1,316,981         1,294,686            22,295
   Data processing fees                             107,684            99,085             8,599
   Professional fees                              1,033,317           467,951           565,366
   Marketing expense                                136,731           144,954            (8,223)
   Printing and office supplies                     127,320           115,320            12,000
   Telephone and communication                      188,608           180,261             8,347
   Postage and delivery expense                      77,373            77,979              (606)
   State, local and other taxes                     192,420           146,683            45,737
   Employee expense                                 268,173           225,032            43,141
   Other expenses                                   467,067           338,556           128,511
                                               ------------      ------------      ------------
       Total noninterest expense                  7,411,919         7,010,438           401,481
                                               ------------      ------------      ------------

INCOME BEFORE INCOME TAX EXPENSE                   (622,162)          740,008        (1,362,170)
   Income tax expense                              (278,308)          247,824          (526,132)
                                               ------------      ------------      ------------

NET INCOME                                     $   (343,854)     $    492,184      $   (836,038)
                                               ============      ============      ============

Earnings per common share:
   Basic                                       $      (0.08)     $       0.11      $      (0.19)
                                               ============      ============      ============
   Diluted                                     $      (0.08)     $       0.11      $      (0.19)
                                               ============      ============      ============

Average diluted shares outstanding                4,576,275         4,574,492
                                               ============      ============

                             RURBAN FINANCIAL CORP.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)


------------------------------------------------------------------------------------------------------------------------------------
                                                       4TH QTR           3RD QTR          2ND QTR          1ST QTR         4TH QTR
(dollars in thousands except per share data)            2005               2005             2005             2005            2004
--------------------------------------------         -----------         --------         --------         --------        ---------
EARNINGS
   Net interest income                               $    3,147            2,982            2,927            2,997           3,029
   Provision for loan loss                           $      613             (382)             352                0            (529)
   Noninterest income                                $    4,256            4,386            4,419            4,411           4,193
   Revenue (net interest income plus
     noninterest income)                             $    7,403            7,368            7,346            7,408           7,222
   Noninterest expense                               $    7,412            7,010            7,245            6,520           6,560
   NET INCOME (LOSS)                                 $     (344)             492             (114)             638             715

PER SHARE DATA
   Basic earnings per share                          $    (0.08)            0.11            (0.02)            0.14            0.16
   Diluted earnings per share                        $    (0.08)            0.11            (0.02)            0.14            0.16
   Book value per share                              $    10.83            10.99            11.07            10.90           11.01
   Tangible book value per share                     $     8.31             9.39             9.41            10.31           10.42
   Cash dividend per share                           $     0.05             0.05             0.05             0.05            0.00

PERFORMANCE RATIOS
   Return on average assets                              -0.31%             0.44%          -0.11%             0.62%           0.69%
   Return on average equity                              -2.63%             3.90%          -0.90%             5.08%           5.69%
   Net interest margin (tax equivalent)                    3.18%            3.10%            3.10%            3.28%           3.24%
   Other noninterest expense/Average assets                6.71%            6.30%            6.91%            6.29%           6.32%
   Efficiency Ratio Tax Equivalent - consolidated         99.32%           94.39%           98.16%           87.66%          90.45%
   Efficiency Ratio - bank (non-GAAP)                     84.48%           85.49%           84.81%           79.83%          81.90%
   Noninterest income/Total operating
     revenue (net interest income
     plus noninterest income)                             57.49%           59.53%           60.16%           59.54%          58.06%

MARKET DATA PER SHARE
   Market value per share -- Period end              $    11.78            12.75            12.90            14.15           13.90
   Market as a % of book                                   1.09             1.16             1.17             1.30            1.26
   Cash dividend yield                                     1.70%            1.57%            1.55%            1.41%           0.00%
   Common stock dividend payout ratio                       N/A            45.45%             N/A            35.71%           0.00%
   Period-end common shares outstanding (000)             5,027            4,576            4,571            4,568           4,568
   Common stock market capitalization ($000)         $   59,223           58,340           58,966           64,637          63,495

CAPITAL & LIQUIDITY
   Equity to assets                                        10.3%            11.5%            11.2%            12.0%           12.1%
   Period-end tangible equity to assets                     7.9%             9.8%             9.5%            11.4%           11.5%
   Tier 1 risk-based capital ratio                         17.6%            20.8%            18.1%            21.3%           21.8%
   Total risk-based capital ratio                          19.2%            23.0%            19.4%            22.5%           23.1%
   Average loans to average deposits                       86.3%            84.1%            89.5%            93.6%           93.0%

ASSET QUALITY
   Net charge-offs/(Recoveries)                      $    1,638               14              (58)              99             (60)
   Net loan charge-offs (Ann.)/Average loans               2.40%            0.02%           (0.09%)           0.15%          (0.09%)
   Non-performing loans (includes
     90-days past due)                               $    6,270           12,507           13,453           15,869          14,430
   OREO/OAOs                                         $    2,608            2,518            2,639            1,124             984
   Total non-performing assets                       $    8,878           15,025           16,092           16,994          15,415
   Classified assets                                 $   17,094           20,970           24,638           26,829          30,049
   90-day past dues (included in
     non-performing loans)                           $    4,257            8,710            9,599           11,308          11,758
   Non-performing Assets + 90-day past due/
     Total assets - consolidated                           1.67%            3.43%            3.57%            4.10%           3.71%
   Allowance for loan losses/ Total loans                  1.44%            1.77%            1.92%            1.80%           1.85%
   Allowance for loan losses/Non-performing
     Assets (includes 90 days past due)                    52.9%            32.0%            32.4%            28.2%           31.8%

END OF PERIOD BALANCES
   Total loans, net of unearned income               $  327,048          271,409          271,827          266,046         264,481
   Allowance for loan loss                           $    4,700            4,814            5,210            4,800           4,899
   Total assets                                      $  530,542          438,582          451,048          414,480         415,349
   Deposits                                          $  384,838          318,492          340,405          284,917         279,624
   Stockholders' equity                              $   54,451           50,281           50,600           49,777          50,306
   Full-time equivalent employees                           281              238              230              229             225

AVERAGE BALANCES
   Loans                                             $  273,288          270,985          265,488          264,815         266,079
   Total earning assets                              $  409,566          396,616          379,601          374,307         375,290
   Total assets                                      $  442,024          444,815          419,522          414,544         415,344
   Deposits                                          $  316,570          322,225          296,714          282,864         286,213
   Stockholders' equity                              $   52,366           50,441           50,476           50,259          50,256
